UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 5, 2009

Commission file number:  333-152398

Niusule Biotech Corp.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	2834	26-2401986
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	IRS I.D.

2533 North Carson Street, Carson City, NV	89706-0242
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number:  775-887-4880

N/A
(Former Name, Former Address and Former Fiscal Year, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 5, 2009, by written action of the majority shareholder of the Corporation, Zhixiao Chen was terminated as CEO of the Corporation.

On January 5, 2009, by written action of the majority shareholder of the Corporation, Mingfeng Jiang was terminated as director of the Corporation.

On January 5, 2009, by written action of the majority shareholder of the Corporation, Qinghua Hu was elected CEO of the Corporation. She continues as Chairman and CFO of the Corporation.

On January 5, 2009, by written action of the majority shareholder of the Corporation, Fang He was elected director of the Corporation.

Information concerning Quinghua Hu is incorporated by reference from the Corporation’s Registration Statement filed on Form S-1 on July 18, 2008, as amended.

Fang He, age 34, continues as Manager of Information Management Dept of the Corporation, a position she has held since June 2008. From July 1996 to May 2008, she was Manager of Export Department of Zhejiang Arts & Crafts Imp & Exp Co. Ltd, an arts & crafts importer and exporter.  She will not receive additional compensation for serving as a director.  She has no family relationship with any other officer or director.  She has not been involved in the last five years in any of the following:

•	Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

•	Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

•
Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and

•
Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the date indicated.

NIUSULE BIOTECH CORP.

Date: January 7, 2009	By:	/s/ Qinghua Hu
Qinghua Hu, Chairman